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Health Advances LLC BOSTON | SAN FRANCISCO | ZUG www.healthadvances.com R&D Day Presentation Commercial Assessment and Competitive Landscape Presented to January 18, 2017

2 R&D Day Presentation January 18, 2017 Health Advances Disclaimer Health Advances makes no representation or warranty, express or implied, as to the accuracy or completeness of any information contained in this document provided by the Client or by any third party, or that is based on such information . The information provided herein has not been risk - adjusted to take into account clinical, regulatory, development or commercial risk . This document contains forward looking statements based on information available at the time it was prepared and on certain assumptions as to future events made by Health Advances in good faith such as assumptions regarding projected revenues, market opportunities, competitive strategies, and other future events and developments which are inherently uncertain . Health Advances is not able to predict future events, developments and uncertainties . As a result, any of the forward looking statements contained in this document may ultimately prove to be inaccurate or incomplete and actual events or results or the actual performance of the Client may differ materially from those reflected in, or contemplated by, such forward looking statements . Health Advances makes no representation or warranty that any projections or estimates in this document will be realized .

• Superior efficacy in late line therapy compared to current standards of care in all indications tested: triple negative breast cancer (TNBC), urothelial bladder cancer (UBC), small cell lung cancer (SCLC), and non - small cell lung cancer (NSCLC) • KOLs enthusiastic about IMMU - 132’s potential approval and entry into the treatment paradigm • Up to $3.1B in 2025 annual revenues as a 3L monotherapy across the four target indications • Annual revenues of up to $7.5B by 2025 positioned as first - line agent in combination with immunotherapy and other agents across four indications R&D Day Presentation January 18, 2017 The information provided herein has not been risk - adjusted to take into account clinical, regulatory, development or commercial risk. 3 Summary of IMMU - 132 Commercial Potential

Indication Initial Launch (MM) Label Expansion Monotherapy (MM) Label Expansion Combination with I/O (MM) TNBC US: $830 EU: $420 • 3L monotherapy after lines of chemotherapy and I/O therapy US: $1,220 EU: $600 • 2L monotherapy for BRCA, AR and IO biomarker positives • 1L monotherapy for IO biomarker negatives US: $1,650 EU: $800 • 1L combo with a PARP inhibitor for BRCA positive • 1L combo with a checkpoint inhibitor for all others • 2L combo with a checkpoint inhibitor for AR positive UBC US: $380 EU: $190 • 3L monotherapy after I/O therapy and platinum - based therapy US: $580 EU: $250 • 2L monotherapy penetration for cisplatin ineligible US: $1,010 EU: $370 • 1L combo with an I/O agent NSCLC US: $710 EU: $340 • 3L monotherapy in PD - L1 positive and biomarker negative • 4L monotherapy in EGFR/ALK positive • N/A US: $1,920 EU: $690 • 1L combo with an I/O agent for biomarker negative patients SCLC US: $170 EU: $90 • 3L monotherapy after I/O therapy and platinum doublet therapy • N/A US: $790 EU: $280 • 1L combo with an I/O or platinum agent Source: Health Advances analysis and IMMU - 132 revenue forecast model. R&D Day Presentation January 18, 2017 The information provided herein has not been risk - adjusted to take into account clinical, regulatory, development or commercial risk. 4 Four indications with clinical evidence of IMMU - 132 efficacy were forecast. IMMU - 132 High - Level US+EU Revenue Forecast Summary Note: All revenues refer to year 2025. All dollar values in MM USD.

IMMU - 132 Peak US Revenues by Indication IMMU - 132 could achieve ~$2B in peak US revenue in its lead indication of TNBC and over ~$5.4B across four tumor types. * US patients (2025) only. Note: Assumes annual US base price of $148,000 in 2016 dollars grown at 2.5% CAGR through 2025. Net revenues assumes 20% reduction in revenue through discounting, rebates and other offsets from list price. Initial Position Label Expansion Indication Patients on IMMU - 132* T reatme n t Duration Patients on IMMU - 132* T reatme n t Duration Peak (2025) Net Revenues US Only TNBC ~8,800 ~8 months ~11,600 ~12 months $830 $820 $1,650 UBC ~4,500 ~7 months ~8,300 ~10 months $ 380 $630 $1,010 NSCLC ~10,700 ~6 months ~16,600 ~10 months $710 $1,210 $1,920 SCLC ~4,100 ~4 months ~12,000 ~6 months $170 $620 $790 $0 $ 5 00 $ 1 , 0 0 0 $ 1 , 5 0 0 $ 2 , 0 0 0 $ 2 , 5 0 0 Peak Revenue (USD MM) Label Expansion in 1L Combo/2L Monotherapy Initial Opportunity in 3L All Indications Source: Health Advances analysis and IMMU - 132 revenue forecast model. R&D Day Presentation January 18, 2017 The information provided herein has not been risk - adjusted to take into account clinical, regulatory, development or commercial risk. 5

$256 $674 $836 $1,085 $1,123 $1,1 6 1 $1,201 $1,242 $1,284 $1,328 $1,373 $1,4 2 0 $1,467 $154 $341 $590 $811 $973 $1,045 $1,092 $1,104 $1,116 $1,128 $1,140 $339 $409 $542 $557 $573 $588 $605 $621 $638 $656 $165 $197 $259 $262 $264 $267 $270 $273 $276 $279 $256 $674 $1,158 [ VA L U E [ ] VA L U E $1,932 $2,320 $2,7 7 2 $2,993 $3,124 $3,232 $3,307 $3,384 $3,462 $3,542 $0 $ 5 00 $ 1 , 0 0 0 $ 1 , 5 0 0 $ 2 , 0 0 0 $ 2 , 5 0 0 $ 3 , 0 0 0 $ 3 , 5 0 0 $ 4 , 0 0 0 2 0 18 2 0 19 2 0 20 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 2 0 26 2 0 27 2 0 28 2 0 29 2 0 30 Gro s s Re v enue ( U SD MM ) SCLC UBC NSCLC T N B C IMMU - 132 Initial Position Revenue Projections If IMMU - 132 achieves its anticipated positioning (3L) in treatment paradigms, its cumulative revenue projection through 2030 is ~$32.2B. Initial Position Revenue Forecast 2018 - 2030 Revenue: US: ~$22.5B, EU: ~$9.7B, Total: ~$32.2B All Indications Source: Health Advances analysis and IMMU - 132 revenue forecast model. R&D Day Presentation January 18, 2017 The information provided herein has not been risk - adjusted to take into account clinical, regulatory, development or commercial risk. 6

Agenda R&D Day Presentation January 18, 2017 7 • TNBC • UBC • NSCLC • SCLC

IMMU - 132 is expected to initially enter the market as a 3L therapy behind immunotherapies, targeted therapies, and taxanes, where applicable. IMMU - 132 Initial Position Metastatic TNBC TN BC BRCA Positive (~20%) AR* Positive (~15%) IO Biomarker Positive (~20%) IMMU - 132 CPI* +/ - Chemotherapy 1 st Line US: 14,000 3 rd Line US: 11,000 2 nd Line US: 13,000 C h e moth e rapy PARP Inhibitor +/ - Chemotherapy 4 th Line US: 9,000 CPI* +/ - Chemotherapy IMMU - 132 AR Inhibitor +/ - Chemotherapy C h e moth e rapy C h e moth e rapy IMMU - 132 C h e moth e rapy IO Biomarker negative (~45%) CPI* +/ - Chemotherapy C h e moth e rapy CPI* +/ - Chemotherapy C h e moth e rapy * AR = androgen receptor. CPI = checkpoint inhibitor. Note : Treatment tree assumes that a biomarker predicting response to immuno - oncology agents becomes available . The proxy biomarker used to estimate the size of the segment is PD - L 1 positivity, which is a proposed biomarker for IO response and is used in NSCLC to segregate patients by their likelihood to respond to IO therapy . While IMMU - 132 may gain approval prior to therapies listed here, it will still be third line based on its initial trial strategy . Source: Health Advances interviews and analysis, UpToDate, NCCN, Mittendorf 2014 Cancer Immunol Res. No Targeted Options T ar g e t e d Options IMMU - 132 Position IO Options R&D Day Presentation January 18, 2017 8

IMMU - 132’s initial data in TNBC shows superior efficacy to current late line chemotherapies like eribulin and appears similar to front - line chemotherapies. IMMU - 132 Comparative Efficacy 29% 9% 34% 0% 20% 40% IM M U - 1 3 2 (6L) E r i b u l in (5L) P a c l it a x e l (1L) Overall Response Rate Selected Current and Future TNBC Competitors 6 .0 2.6 6 .3 8 6 4 2 0 I M M U - 1 3 2 (6L) E r ibulin (5L) P a c l it a xel (1L) Months Note: Response rates and survival are expected to decline as a patient progresses to later lines of therapy. TN BC KOL Feedback • “You expect these data in first - line patients, but in such heavily pretreated patients this is excellent.” • “I’m very interested to see what this drug can do in first line – will it improve as we would expect?” • “A newly diagnosed TNBC patient lives a little less than a year on average. This drug generated a median survival of 15 months in heavily pretreated patients, which is outstanding.” Median Progression - Free Survival Selected Current and Future TNBC Competitors Late Line Competitors Late Line Competitors T ar g e t e d Therapy IMMU - 132 C h e mothera p y Source: Health Advances interviews and analysis, drug labels. R&D Day Presentation January 18, 2017 9

As a monotherapy, IMMU - 132 has the potential to be used before any currently available chemotherapies. IMMU - 132 Monotherapy Upside Scenario Metastatic TNBC TN BC BRCA Positive (~20%) AR* Positive (~15%) IO Biomarker Positive (~20%) IMMU - 132 PARP Inhibitor +/ - Chemotherapy CPI* +/ - Chemotherapy AR Inhibitor +/ - Chemotherapy C h e moth e rapy C h e moth e rapy C h e moth e rapy IO Biomarker Negative (~45%) CPI* +/ - Chemotherapy IMM U - 132 CPI* +/ - Chemotherapy IMMU - 132 IMMU - 132 CPI* +/ - Chemotherapy CPI* +/ - Chemotherapy IMMU - 132 No Targeted Options T ar g e t e d Options IMMU - 132 Position IO Options 1 st

Line US: 14,000 3 rd Line US: 11,000 2 nd Line US: 13,000 4 th Line • “ C If h I e s m e o p th iv e o r t a a p l y trial data like US: 9,000 taxanes.” – TNBC KOL * AR = androgen receptor. CPI = checkpoint inhibitor. Note: Treatment tree assumes that a biomarker predicting response to immuno - oncology agents becomes available. The proxy biomarker used to estimate the size of the segment is PD - L1 positivity, which is a proposed biomarker for IO response and is used in NSCLC to segregate patients by their likelihood to respond to IO therapy. Penetration into each line of therapy will depend on forthcoming data generated from ongoing and future trials, and such data may result in additional or different uses/combinations than shown. Source: Health Advances interviews and analysis, UpToDate, NCCN, Mittendorf 2014 Cancer Immunol Res. R&D Day Presentation January 18, 2017 10

IMMU - 132 could potentially be combined with a checkpoint inhibitor and a PARP inhibitor to become a first line option for most patients. IMMU - 132 Combination Upside Scenario Metastatic TNBC TN BC BRCA Positive (~20%) AR* Positive (~15%) IO Biomarker Positive (~20%) C h e moth e rapy PARP Inhibitor +/ - IMMU - 132 CPI* +/ - IMMU - 132 AR Inhibitor +/ - Chemotherapy C h e moth e rapy C h e moth e rapy IO Biomarker negative (~45%) CPI* + IMMU - 132 CPI* + IMMU - 132 CPI* +/ - Chemotherapy C h e moth e rapy No Targeted Options T ar g e t e d Options IMMU - 132 Position IO Options 1 st Line US: 14,000 3 rd Line US: 11,000 2 nd Line US: 13,000 4 th Line Chemotherapy “There is a rationale to co C m he b m in o e therapy IMMU - 132 with checkpoint or PARP inhibitors, and I don’t see any potential overlapping toxicities. It Chemotherapy could wind up in 1L for C th h o e s m e otherapy US: 9,000 populations.” – TNBC KOL * AR = androgen receptor. CPI = checkpoint inhibitor. Note: Treatment tree assumes that a biomarker predicting response to immuno - oncology agents becomes available. The proxy biomarker used to estimate the size of the segment is PD - L1 positivity, which is a proposed biomarker for IO response and is used in NSCLC to segregate patients by their likelihood to respond to IO therapy. Penetration into each line of therapy will depend on forthcoming data generated from ongoing and future trials, and such data may result in additional or different uses/combinations than shown. Source: Health Advances interviews and analysis, UpToDate, NCCN, Mittendorf 2014 Cancer Immunol Res. R&D Day Presentation January 18, 2017 11

12 Revenue Projections: US + EU Successful immuno - oncology and PARP inhibitor combinations would maximize potential 2018 - 2030 revenue at ~$25.7B. TNBC Revenue Forecast 2018 - 2030 Combination Revenue: US: ~$18.0B, EU: ~$7.7B, Total: ~$25.7B Note: Each revenue bar represents the additional achieved revenue when compared to the less attractive scenario. Source: Health Advances analysis and IMMU - 132 revenue forecast model. TN BC $674 $836 $1,085 $1,123 $1,1 6 1 $1,201 $1,242 $1,284 $1,328 $1,373 $1,420 $1,467 $77 $174 $305 $425 $521 $570 $609 $629 $651 $673 $695 $89 $198 $345 $479 $583 $638 $680 $703 $727 $751 $776 $256 $674 $1,001 $1,457 $1,773 $2,0 6 6 $2,305 $2,450 $2,573 $2,660 $2,750 $2,844 $2,939 $0 $ 5 00 $ 1 , 0 0 0 $ 1 , 5 0 0 $ 2 , 0 0 0 $ 2 , 5 0 0 $ 3 , 0 0 0 $ 3 , 5 0 0 $256 2 0 18 2 0 19 2 0 20 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 2 0 26 2 0 27 2 0 28 2 0 29 2 0 30 Net Re v enue ( U SD MM ) 1L Combination Incremental Revenue 1L Monotherapy Incremental Revenue Initial Position R&D Day Presentation The information provided herein has not been risk - adjusted to take into account clinical, January 18, 2017 regulatory, development or commercial risk.

Agenda R&D Day Presentation January 18, 2017 13 • TNBC • UBC • NSCLC • SCLC

Model Scenario: Initial Position If successful, IMMU - 132 will begin as a third - line option for all patients following treatment with one line of immunotherapy and one line of chemotherapy. Source: Health Advances interviews and analysis, UpToDate 2016 Bladder Cancer Treatment, Karakiemicz PI 2006 J Urol. Atezolizumab or Other IO IO/IO or IO/ C h e mo ~5 0% ~5 0 % Cisplatin Eligible Cisplatin Ineligible C is p lat i n R e g imen IMMU - 132 IMMU - 132 Metastat i c UBC Targeted Options Cytotoxic Only IO Options C arb o platin Regimen U BC IMMU - 132 Position R&D Day Presentation January 18, 2017 14 1 st Line US: 16,000 2 nd Line US: 13,000 3 rd Line US: 6,000

IMMU - 132’s initial data in UBC shows superior efficacy to current 3L chemotherapies like paclitaxel and appears similar to front - line chemotherapies. IMMU - 132 Comparative Efficacy 36% 9% 15% 41% 0% 20% 40% 60% IM M U - 1 3 2 (3L) P a c l it a x e l (2L) At e zo l i zu ma b * Carb o - g e m (2L) (1L) Overall Response Rate Selected Current and Future UBC Competitors 7 .2 2 .0 2 .1 6 .0 0 3 6 9 I M M U - 1 3 2 (3L) P a c l it a xel (2L) At e zoli z uma b * C arb o - g em (2L) (1L) Months * ORR and PFS may not fully capture durable responses from a minority of patients on atezolizumab. Note: Response rates and survival are expected to decline as a patient progresses to later lines of therapy. Carbo - gem: Carboplatin + gemcitabine. U BC KOL Feedback • “36% is a very respectable response rate – current salvage chemo response rates are in the high single - digits.” • “This is a small group of patients, but the numbers look very good. Seven months of PFS is outstanding in post - platinum patients.” • “Cisplatin - ineligible patients don’t have great options, and this agent has a strong chance of improving results for them.” Median Progression - Free Survival Selected Current and Future UBC Competitors Late Line Competitors Late Line Competitors T ar g e t e d Therapy IMMU - 132 C h e mothera p y IO Source: Health Advances interviews and analysis, drug labels. R&D Day Presentation January 18, 2017 15

Model Scenario: Monotherapy Upside Position As a monotherapy, IMMU - 132 could supplant the 2L chemotherapy regimens used in patients who cannot tolerate cisplatin. Atezolizumab or Other IO IO/IO or IO/ C h e mo ~5 0% ~5 0 % Cisplatin Eligible Cisplatin Ineligible C is p lat i n R e g imen Metastat i c UBC Targeted Options Cytotoxic Only IO Options U BC IMMU - 132 Position 1 st Line US: 16,000 2 nd Line US: 13,000 3 rd Line US: 6,000 C arb o platin Regimen IMMU - 132 FGFR Inhibitor in FGFR+ pts IMMU - 132 FGFR Inhibitor in FGFR+ pts Note: Penetration into each line of therapy will depend on forthcoming data generated from ongoing and future trials, and such data may result in additional or different uses/combinations than shown. Source: Health Advances interviews and analysis, UpToDate 2016 Bladder Cancer Treatment, Karakiemicz PI 2006 J Urol. R&D Day Presentation January 18, 2017 16

Model Scenario: Combination Upside Position A successful combination with a checkpoint inhibitor could make IMMU - 132 a first - line option for all metastatic urothelial bladder cancer patients. ~5 0% ~5 0 % Cisplatin Eligible Cisplatin Ineligible Metastat i c UBC Targeted Options Cytotoxic Only IO Options U BC IMMU - 132 Position IO/IMMU - 132 C is p lat i n R e g imen IO/IO Combinations IO/Chemo C ombinat i o n s IMMU - 132 FGFR Inhibitor in FGFR+ pts 1 st Line US: 16,000 2 nd Line US: 13,000 3 rd Line US: 6,000 IMMU - 132 FGFR Inhibitor in FGFR+ pts C arb o platin Regimen Note: Penetration into each line of therapy will depend on forthcoming data generated from ongoing and future trials, and such data may result in additional or different uses/combinations than shown. Source: Health Advances interviews and analysis, UpToDate 2016 Bladder Cancer Treatment, Karakiemicz PI 2006 J Urol. R&D Day Presentation January 18, 2017 17

18 $339 $409 $542 $557 $573 $588 $605 $621 $638 $656 [ VA L UE ] $106 $187 $262 $322 $351 $374 $384 $394 $103 $229 $396 $546 $660 $718 $760 $781 $803 $112 $339 $559 $876 $1,140 $1,381 $1,570 $1,674 $1,755 $1,804 $1,853 $0 $ 5 00 $ 1 ,0 0 0 $ 1 , 5 0 0 $112 2 0 20 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 2 0 26 2 0 27 2 0 28 2 0 2 9 2 0 30 Net Re v enue ( U SD MM ) 1L Combination Incremental Revenue 1L Monotherapy Incremental Revenue Initial Position Revenue Projections: US + EU Successful combination with an immunotherapy would maximize potential 2020 - 2030 revenue at ~$13B. UBC Revenue Forecast 2020 - 2030 Combination Revenue: US: ~$9.3B, EU: ~$3.7B, Total: ~$13.0B $2,000 Note: Each revenue bar represents the additional achieved revenue when compared to the less attractive scenario. Source: Health Advances analysis and IMMU - 132 revenue forecast model. U BC R&D Day Presentation The information provided herein has not been risk - adjusted to take into account clinical, January 18, 2017 regulatory, development or commercial risk.

Agenda R&D Day Presentation January 18, 2017 19 • TNBC • UBC • NSCLC • SCLC

IMMU - 132 IMMU - 132 will be initially positioned behind a line of chemotherapy and a line of checkpoint inhibitor therapy, but will face strong competition for 3L and 4L patients. Model Scenario: Initial Position Note: Penetration in 3L and 4L will depend on the strength of data generated in pivotal trials. Randomized data may be necessary to drive significant adoption. Source: Health Advances interviews and analysis, Murillo Oncologist 2006, Hirsh WJCO 2011, SEER, Dearden 2013 Annals of Oncology, US Census Bureau, Hirsch 2007 Ann Oncology, Boch 2013 BMJ, FDA. Advanced/Metastatic NSCLC PD - L1 positive (>50% expression) Other (biomarker negative) ~50% ~30% Erlotinib, Crizotinib, or Afatinib EGFR or ALK positive ~2 0 % Switch Agent Erlotinib, Osimertinib, Crizotinib, or Afatinib C h e c k p o int Inhibitor P lat i n u m Doublet P lat i n u m Doublet P lat i n u m Doublet C h e c k p o int Inhibitor IO Combination P lat i n u m Doublet Targeted Options No Targeted Options IMMU - 132 Position IO Options N S C LC Chemotherapy R amu c iruma b / docetaxel IMMU - 132 Chemotherapy Ramucirumab/ docetaxel Erlotinib for EGFR - pts R&D Day Presentation January 18, 2017 20 1 st Line US: 160,000 3 rd Line US: 55,000 2 nd Line US: 110,000 4 th Line US: 22,000

IMMU - 132’s initial clinical data is comparable to current chemotherapies; however, it is generated in sicker, later - line patients. IMMU - 132 Comparative Efficacy 19% 23% 20% 0% 20% 40% I MM U - 132 (4L) R am u ci r u mab/ Docetaxel (2L) N i v ol u ma b * (2L) Response Rate Selected Current and Future NSCLC Competitors 5 .2 4 .5 3.5 0 3 6 I MM U - 132 (4L) R am u ci r u mab/ Docetaxel (2L) N i v o l u ma b * (2L) M on t hs * ORR and PFS may not fully capture durable responses from a minority of patients on nivolumab. Note: Response rates and survival are expected to decline as a patient progresses to later lines of therapy. Source: Health Advances interviews and analysis. N S C LC KOL Feedback • “The patient who progresses past immunotherapy has few good options. This looks like it may be able to provide something for those patients.” – NSCLC KOL • “The response rate looks comparable to immunotherapies in this population. PFS looks like an improvement.” – NSCLC KOL Median Progression - Free Survival Selected Current and Future NSCLC Competitors Late Line Competitors Late Line Competitors T ar g e t e d Therapy IMMU - 132 C h e moth e ra p y IO R&D Day Presentation January 18, 2017 21

IMMU - 132 in combination with a checkpoint inhibitor could become a first - line option for biomarker negative patients who cannot tolerate PD - X/CTLA - 4 combination therapy. Model Scenario: Combination Label Expansion Note: Penetration into each line of therapy will depend on forthcoming data generated from ongoing and future trials, and such data may result in additional or different uses/ combinations than shown. A d v a n c e d/ M etastatic NSCLC PD - L1 positive (>50% expression) Other (biomarker negative) ~50% ~30% Erlotinib, Crizotinib, or Afatinib EGFR or ALK positive ~2 0 % Switch Agent Erlotinib, Osimertinib, Crizotinib, or Afatinib Pembrolizumab (Merck) Platinum Doublet Platinum Doublet Platinum Doublet IO Combination IMMU - 132 + IO Targeted Options No Targeted Options IMMU - 132 Position IO Options N S C LC IMMU - 132 Chemotherapy R amu c iruma b / docetaxel IMMU - 132 Chemotherapy Ramucirumab/ docetaxel Erlotinib for EGFR - pts Source: Health Advances interviews and analysis, UpToDate, NCCN. R&D Day Presentation January 18, 2017 22 1 st Line US: 160,000 3 rd Line US: 55,000 2 nd Line US: 110,000 4 th Line US: 22,000

23 $154 $341 $590 $8 1 1 $973 $1, 0 45 $1, 0 92 $1, 1 04 $1, 1 16 $1, 1 28 $1, 1 40 [ V A L U E] $646 $1, 1 27 $1, 5 60 $1, 8 84 $2, 0 28 $2, 1 23 $2, 1 46 $2, 1 69 $879 $1,457 $2,100 $2,605 $2,976 $3,132 $3,240 $3,275 $3,310 $0 $ 5 00 $ 1 , 0 0 0 $ 1 , 5 0 0 $ 2 , 0 0 0 $ 2 , 5 0 0 $ 3 , 0 0 0 $ 3 , 5 0 0 2 0 20 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 2 0 26 2 0 27 2 0 28 2 0 2 9 2 0 30 Net Re v enue ( U SD MM ) 1L Combination Incremental Revenue Initial Position Revenue Projections: US + EU Successful combination with an immunotherapy would maximize potential 2020 - 2030 revenue at ~$23.5B. NSCLC Revenue Forecast 2020 - 2030 Combination Revenue: US: ~$16.8B, EU: ~$6.7B, Total: ~$23.5B Note: Each revenue bar represents the additional achieved revenue when compared to the less attractive scenario. Source: Health Advances analysis and IMMU - 132 revenue forecast model. N S C LC R&D Day Presentation The information provided herein has not been risk - adjusted to take into account clinical, January 18, 2017 regulatory, development or commercial risk.

Agenda R&D Day Presentation January 18, 2017 24 • TNBC • UBC • NSCLC • SCLC

Due to the probable approval of immunotherapies, IMMU - 132 would likely enter as a 3L treatment option. Model Scenario: Initial Position Source: Health Advances analysis; UpToDate, NCI SEER. S C LC Targeted Options Cytotoxic Only IO Options IMMU - 132 Position P lat i n u m Doublet Checkpoint Inhibitor c o mbin a tion Checkpoint Inhibitor c o mbin a tion Platinum Doublet 1 st Line US: 30,000 2 nd Line US: 24,000 3 rd Line US: 12,000 IMMU - 132 ROVA - T C h e moth e rapy Extensive Stage SCLC R&D Day Presentation January 18, 2017 25

IMMU - 132’s initial data in SCLC shows good response rates and strong overall survival in the difficult - to - treat 3L population. IMMU - 132 Comparative Efficacy 16% 24% 38% [ V A L U E] 0% 25% 50% IM M U - 1 3 2 (3L) To p o t e ca n (2L) ROV A - T (2L/3L DLL3+) I p i l i mumab / Ni voluma b* (2L) 7 .0 5 .8 5 .8 7 .8 0 3 6 9 I M M U - 1 3 2 (3L) To p ot e can (2L) R OV A - T (2L/3L DLL3+) I p i l im umab/ N i v olu m a b * (2L) M on t hs Median Overall Survival Selected Current and Future SCLC Competitors * ORR and PFS may not fully capture durable responses from a minority of patients on ipi - nivo. Note: Response rates and survival are expected to decline as a patient progresses to later lines of therapy. S C LC KOL Feedback • “Third - line patients are extremely sick. This efficacy therefore looks pretty exciting.” • “Four patients with 10 months or more of response is impressive, and to get almost two years of response in a patient that was resistant to 1L platinum doublets is great.” • “Topotecan (current 2L SOC) is very toxic and not very effective. This is early data, but so far it appears to be an improvement.” Late Line Competitors Response Rate Selected Current and Future SCLC Competitors Late Line Competitors T ar g e t e d Therapy I MM U - 132 C h e mothera p y IO Source: Health Advances interviews and analysis, drug labels. R&D Day Presentation January 18, 2017 26

When combined with a checkpoint inhibitor or a platinum agent, IMMU - 132 may become a potent first - line option for metastatic SCLC patients. Model Scenario: Combination Label Expansion Note: Label expansion assumes successful checkpoint inhibitor combination or replacing etoposide in current 1L platinum doublet. Penetration into each line of therapy will depend on forthcoming data generated from ongoing and future trials, and such data may result in additional or different uses/ combinations than shown . Extensive Stage SCLC IMMU - 132 + Checkpoint Inhibitor or platinum S C LC Checkpoint Inhibitor c o mbin a tion Targeted Options Cytotoxic Only IO Options IMMU - 132 Position IMMU - 132 ROVA - T IMMU - 132 ROVA - T Platinum doublet Checkpoint Inhibitor c o mbin a tion C h e moth e rapy 1 st Line US: 30,000 2 nd Line US: 24,000 3 rd Line US: 12,000 Source: Health Advances interviews and analysis, UpToDate, NCCN. R&D Day Presentation January 18, 2017 27

28 $0 $ 5 00 $ 1 , 0 0 0 Net Re v enue ( U SD MM ) 1L Combination Incremental Revenue Initial Position $352 [ VA L U E ] $600 $341 $850 $588 $1,069 $805 $1,232 $964 $1,304 $1,034 $1,353 $1,080 $1,368 $1,092 $1,382 $1,103 $165 $197 $259 $262 $264 $267 $270 $273 $276 $279 $56 2020 2021 2022 2023 2024 2025 2 0 26 2027 2028 2029 2030 Revenue Projections: US + EU Successful combination with an immunotherapy would maximize potential 2020 - 2030 revenue at ~$9.8B. SCLC Revenue Forecast 2020 - 2030 Combination Revenue: US: ~$7.0B, EU: ~$2.8B, Total: ~$9.8B $1,500 Note: Each revenue bar represents the additional achieved revenue when compared to the less attractive scenario. Source: Health Advances analysis and IMMU - 132 revenue forecast model. S C LC R&D Day Presentation The information provided herein has not been risk - adjusted to take into account clinical, January 18, 2017 regulatory, development or commercial risk.

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC.  Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, by calling the Company’s proxy solicitor, MacKenzie Partners, Inc. at (212) 929-5500, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.